Exhibit 4.1





AGREEMENT OF RESIGNATION, APPOINTMENT, ACCEPTANCE, AND ASSIGNMENT dated as of August 18, 1995 by and among ARIZONA PUBLIC SERVICE COMPANY, a corporation duly organized and existing under the laws of Arizona and having its principal office at 400 North 5th Street, Phoenix, Arizona 85004 (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America and having a corporate trust office at 333 South Beaudry Avenue, 25th Floor, Los Angeles, California 90017 (the "Resigning Trustee") and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York and having its principal corporate trust office at 101 Barclay Street, New York, New York 10286 (the "Successor Trustee").

                                   RECITALS:

         WHEREAS, the Company and the Resigning Trustee, as trustee, are parties to the Mortgage and Deed of Trust dated as of July 1, 1946, as amended and supplemented by fifty-three indentures supplemental thereto (collectively the "Mortgage"); and

WHEREAS, said Mortgage was recorded and filed in Counties in the State of Arizona as follows:

                                                           Filed and Abstracted
                        Recorded as Real Mortgage          as Chattel Mortgage
                        -------------------------          --------------------

                          Date         Book or               Chattel
       County           Recorded       Docket     Page      Mortgage      Page
       ------           --------       ------     ----        Book        ----
                                                              ----
Apache                  7-28-50          16          1          9          154
Cochise                  2-3-53          80         28         19          292
Coconino                1-20-53          39          1         10          286
Gila                    1-17-53          32         84         17           --
Graham                  12-3-63          92         87         15          223
Maricopa                 8-6-46         408        163         92          204
Mohave                 11-13-57          28         68         12           13
Navajo                 10-14-49          31        483         16          521
Pima                    1-24-53         558        351         14           --
Pinal                  10-25-52          68         31         12          591
Yavapai                  8-7-46          79          1         12          223
Yuma                     8-1-47          58        173         21          265

and in Counties in the State of New Mexico as follows:

McKinley                5-31-61          36        153          4          295
San Juan                1-31-61         472        140          (No. 72441)


the copy recorded in Yuma County, Arizona also being effective for La Paz County, Arizona, formed on December 31, 1982; and copies of said Mortgage were filed with the office of the Bureau of Indian Affairs at Window Rock, Arizona, and with the Navajo Tribe of Indians at Window Rock, Arizona, and in the offices of the Secretary of State and the State Land Department of the State of Arizona; and

         WHEREAS, the Company has executed and delivered to the resigning Trustee fifty-three indentures supplemental to the Mortgage dated as of December 1, 1947, April 1, 1949, February 1, 1950, December 1, 1950, February 1, 1953,
November 1, 1953, March 1, 1954, October 1, 1957, March 1, 1959, November 1, 1961, June 1, 1962, December 1, 1962, September 1, 1963, September 1, 1967,
April 1, 1970, March 15, 1972,  April 1, 1974,  February 15, 1975, June 1, 1975,
November 15, 1975, April 15, 1977,  January 15, 1978, March 1, 1979, October 15,
1979, May 15, 1980,  February 2, 1982, April 15, 1982, July 1, 1983, October 15,
1983, June 15, 1984,  January 15, 1985, May 1, 1985,  June 1, 1985,  November 1,
1985,  January 15, 1986,  March 1, 1986, May 1, 1986,  February 1, 1987, June 1,
1987,  November 15, 1987, April 1, 1989,  February 15, 1990, May 15, 1990, April
15, 1991,  December 15, 1991,  January 15, 1992,  March 1, 1992,  June 15, 1992,
February 1, 1993, August 1, 1993, August 1, 1993, September 15, 1993, and March 1, 1994, each of which has been or will be recorded or filed in, or a recording or filing is or will be effective with respect to each jurisdiction referred to above; and

         WHEREAS, there are presently issued and outstanding under the Mortgage approximately $1.7 billion in aggregate principal amount of the Company's First Mortgage Bonds, as more particularly described in Exhibit A hereto (collectively, the "Bonds"); and

         WHEREAS, Section 101 of the Mortgage provides that the Trustee may at any time resign by giving written notice of such resignation to the Company, effective upon the appointment of a successor Trustee; and

         WHEREAS, Section 102 of the Mortgage provides that, if the Trustee shall resign, until a successor Trustee is appointed by the bondholders, the Company may, by a Board Resolution, appoint a successor Trustee; and

         WHEREAS, the Company's Board of Directors has appointed the Successor Trustee to succeed the Resigning Trustee as Trustee, security registrar and paying agent as to each series of the Bonds, and the Successor Trustee wishes to accept such appointment; and

         WHEREAS, Section 104 of the Mortgage provides that any successor Trustee appointed in accordance with the Mortgage shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment under the Mortgage, and thereupon the resignation of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of the predecessor Trustee.

         NOW, THEREFORE, the Company, Resigning Trustee and Successor Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby consent and agree as follows:

                                  ARTICLE ONE

                 Representations and Warranties of All Parties
                 ---------------------------------------------

         Section 101. Each of the Company, the Resigning Trustee and the Successor Trustee hereby represents and warrants, each to the other, that:

         (a) It either (i) has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of incorporation, or (ii) is a national banking association duly organized under the laws of the United States; and

         (b) It has full power and authority to execute and deliver and perform its obligations under this Agreement; and

         (c) This Agreement has been duly and validly authorized, executed, and delivered by it and constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.




                                  ARTICLE TWO

                             The Resigning Trustee
                             ---------------------

         Section 2.01. Pursuant to Section 101 of the Mortgage, the Resigning Trustee hereby notifies the Company that it is hereby resigning as Trustee, security registrar and paying agent under the Mortgage (which resignation also includes the resignation of BankAmerica National Trust Company ("BankAmerica") as Paying Agent and Security Registrar in the Borough of Manhattan, City of New York, New York, pursuant to the resignation letter attached hereto as Exhibit
B).

         Section 2.02. Resigning Trustee hereby represents and warrants to Successor Trustee that:

         (a) No covenant or condition contained in the Mortgage has been waived by Resigning Trustee or, to the best of its knowledge, by the Holders of the percentage in aggregate principal amount of the Bonds required by the Mortgage to effect any such waiver.

         (b) To the best of its knowledge, there is no action, suit or proceeding pending or, to the best of its knowledge, threatened against Resigning Trustee before any court or any governmental authority arising out of any action or omission by Resigning Trustee as Trustee under the Mortgage.

         (c) As of the effective date of this Agreement, Resigning Trustee will hold no moneys or property under the Mortgage.

         (d) It has not delegated to any other party any of its duties as Trustee, security registrar or paying agent, except that BankAmerica is paying agent and security registrar, and has not appointed any authenticating agent.

         Section 2.03. The Resigning Trustee hereby assigns, transfers, delivers, conveys, and confirms to the Successor Trustee all right, title, and interest (direct and beneficial) of the Resigning Trustee in and to the trust under the Mortgage, any and all property and money held by the Resigning Trustee under the Mortgage and all rights, powers, and trusts of the Trustee under the Mortgage.

         Section 2.04. The Resigning Trustee shall, as promptly as practicable, deliver to the Successor Trustee all property and money held by the Resigning Trustee under the Mortgage, furnish to the Successor Trustee all documents relating to the trust created by the Mortgage and all information in its possession relating to the administration and status thereof, and shall furnish to the Successor Trustee any of such documents or information the Successor Trustee may select, including, but not limited to, (a) the computer tape, and certified list of Holders, for each outstanding issue of Bonds (including certificate information), (b) files of the executed closing documents for the outstanding issues of Bonds, including the most recent documents and certificates relating to the administration of the Mortgage, delivered by the Company to the Resigning Trustee, (c) inventory of Bond certificates, (d) monies held by the Resigning Trustee representing: (i) prior redemptions, including Holder and Certificate information for all unpaid Bonds, and (ii) unpaid interest amounts, with corresponding lists for each Bond issue, by interest payment dates, of unpaid Holders and amounts due. The Successor Trustee shall make available to the Resigning Trustee as promptly as practicable following the request of the Resigning Trustee any such original documents which the Resigning Trustee may need to defend against any action, suit, or proceeding against the Resigning Trustee as Trustee or which the Resigning Trustee may need for any other proper purpose.

         Section 2.05. Resigning Trustee hereby acknowledges payment in full by the Company, pursuant to Section 96 of the Mortgage, of compensation, as billed through April 1995, for all services rendered by Resigning Trustee under the Mortgage and reimbursement in full by the Company of the expenses, disbursements and advances, as billed through April 1995, incurred or made by Resigning Trustee in accordance with the provisions of the Mortgage, and the Resigning Trustee acknowledges that it relinquishes any lien it may have upon all property or funds held or collected by it to secure any of these amounts. The Resigning Trustee further acknowledges that provision has been made for payment (no later than December 1, 1995) for the remaining services, expenses, disbursements and advances (until September 29, 1995) to be rendered, incurred, or made by it under the Mortgage and, as of December 1, 1995, when such payment has been made in full by the Company, the Resigning Trustee relinquishes any lien it may have upon property or funds held or collected by it to secure any amounts due it under the Mortgage, and the Resigning Trustee shall so certify in writing upon the request of the Company.

                                 ARTICLE THREE

                                  The Company
                                  -----------

         Section 3.01. Company hereby accepts the resignation of Resigning Trustee as Trustee, security registrar and paying agent under the Mortgage (including the resignation of BankAmerica as described in Exhibit B), and the Company further consents to the assignments and transfers described in Section
2.03 hereinabove.

         Section 3.02. The Company hereby certifies that Exhibit C attached hereto is a copy of the Board Resolutions which were duly adopted by the Board of Directors of the Company, which are in full force and effect on the date hereof, and which authorize certain officers of the Company to (a) accept Resigning Trustee's resignation as Trustee, security registrar and paying agent (which resignation also includes the resignation of BankAmerica) under the Mortgage; (b) appoint Successor Trustee as Trustee, security registrar and paying agent under the Mortgage; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of Successor Trustee as Trustee, security registrar and paying agent under the Mortgage.

         Section 3.03. The Company hereby appoints Successor Trustee as Trustee, security registrar and paying agent under the Mortgage to succeed to, and hereby vests Successor Trustee with, all the rights, title, interests, powers, duties and obligations of Resigning Trustee under the Mortgage with like effect as if originally named as Trustee, security registrar and paying agent in the Mortgage.

         Section 3.04. Promptly after the effective date of this Agreement, the Company shall cause a notice, substantially in the form of Exhibit D attached hereto, to be published in accordance with the provisions of Sections 101 and 102 of the Mortgage.

         Section 3.05. The Company hereby represents and warrants to Resigning Trustee and Successor Trustee that:

         (a) The Mortgage was validly and lawfully executed and delivered by the Company and the Bonds were validly issued by the Company.

         (b) No event has occurred and is continuing which is, or after notice or lapse of time would become, an Event of Default.

         (c) No covenant or condition contained in the Mortgage has been waived by Company or, to the best of Company's knowledge, by holders of the percentage in aggregate principal amount of the Bonds required to effect any such waiver.

         (d) There is no action, suit or proceeding pending or, to the best of Company's knowledge, threatened against the Company before any court or any governmental authority arising out of any action or omission by the Company under the Mortgage.



                                  ARTICLE FOUR

                             The Successor Trustee
                             ---------------------

         Section 4.01. Successor Trustee hereby represents and warrants to Resigning Trustee and to the Company that Successor Trustee is eligible pursuant to the Trust Indenture Act of 1939, as amended, and under the provisions of the Mortgage (including Section 35) to act as Trustee, security registrar and paying agent under the Mortgage.

         Section 4.02. Successor Trustee hereby accepts its appointment as successor Trustee, security registrar and paying agent under the Mortgage and accepts the rights, powers, duties and obligations of Resigning Trustee as Trustee, security registrar and paying agent, under the Mortgage, upon the terms and conditions set forth therein, with like effect as if originally named in the Mortgage as Trustee, security registrar and paying agent.

         Section 4.03. References in the Mortgage to the principal place of business and mailing address of the Trustee shall be deemed to refer to the Corporate Trust Office of Successor Trustee at 101 Barclay Street, New York, New York 10286 or any other office of Successor Trustee, at which, at any particular time, its corporate trust business shall be administered and of which written notice is given to the Company.

                                  ARTICLE FIVE

                                 Miscellaneous
                                 -------------

         Section 5.01. Except as otherwise expressly provided herein, all capitalized terms used herein which are defined in the Mortgage shall have the meaning assigned to them in the Mortgage.

         Section  5.02.  This  Agreement  and  the   resignation,   appointment,
acceptance, and assignment effected hereby shall be effective as of the opening of business on September 29, 1995.

         Section  5.03.  The  Article  and  Section   headings  herein  are  for
convenience only and shall not affect the construction hereof.

         Section 5.04. All covenants and agreements herein by the parties hereto shall also bind their respective successors and assigns, whether so expressed or not.

         Section 5.05. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 5.06. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction which govern the Mortgage.

         Section 5.07. This Agreement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 5.08. The Company, Resigning Trustee and Successor Trustee hereby acknowledge receipt of an executed and acknowledged counterpart of this Agreement and the effectiveness thereof.

         Section 5.09. Each of the parties hereto shall execute and deliver such further instruments and shall perform such other acts as the Company may reasonably require to more fully and certainly vest and confirm in the Successor Trustee all the rights, trusts, and powers hereby assigned, transferred, delivered, and confirmed to the Successor Trustee.

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement of Resignation, Appointment, Acceptance, and Assignment to be duly executed and acknowledged and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.

                                          ARIZONA PUBLIC SERVICE COMPANY


Attest:
                                          By:   Nancy E. Newquist
                                              ----------------------------
                                                Name: Nancy E. Newquist
Jaron B. Norberg                                Title: Treasurer
-------------------------
Executive Vice President
and Chief Financial Officer

[SEAL]




                                           BANK OF AMERICA NATIONAL TRUST
                                           AND SAVINGS ASSOCIATION,
                                           as Resigning Trustee


Attest:                                    By:      Fonda J. Hall
                                              ----------------------------
                                                Name: Fonda J. Hall
Sandy Chan                                      Title: Trust Officer
----------------------------
Trust Officer

[SEAL]




                                           THE BANK OF NEW YORK, as
                                           Successor Trustee


Attest:                                    By:      David G. Sampson
                                               ----------------------------
                                                Name:  David G. Sampson
Paul Schmalzel                                  Title: Vice President
----------------------------
Assistant Treasurer

[SEAL]

STATE OF ARIZONA           )
                           :        ss:
COUNTY OF MARICOPA         )

On this 18th day of August, 1995, before me, Michele M. Holden, Notary Public in and for the County and State aforesaid, residing therein, duly commissioned and sworn, personally appeared Nancy E. Newquist, known to me to be the Treasurer of ARIZONA PUBLIC SERVICE COMPANY, the corporation described in and which executed the within instrument, and Jaron B. Norberg, known to me to be Executive Vice President and Chief Financial Officer of said corporation, who being by me duly sworn, acknowledged before me that the seal affixed to said instrument is the corporate seal of said corporation, that they, being authorized so to do, executed the within instrument on behalf of said corporation by authority of its board of directors, and that said instrument is the free act and deed of said corporation for the purposes therein contained.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                          Michele M. Holden
                                          ----------------------------
                                          Notary Public

[SEAL]

                            My Commission Expires: July 20, 1996

STATE OF ARIZONA           )
                           :        ss:
COUNTY OF MARICOPA         )

         This instrument was acknowledged  before me on August 18, 1995 by Nancy
E. Newquist and Jaron B. Norberg as Treasurer and Executive Vice President and Chief Financial Officer, respectively, of ARIZONA PUBLIC SERVICE COMPANY.




                                          Michele M. Holden
                                          ----------------------------
                                          Notary Public

[SEAL]

                            My Commission Expires: July 20, 1996

STATE OF CALIFORNIA        )
                           :        ss:
COUNTY OF LOS ANGELES      )



On this 18th day of August, 1995, before me, Suzan G. Spivey, Notary Public in and for the County and State aforesaid, residing therein, duly commissioned and sworn, personally appeared Fonda J. Hall, known to me to be Trust Officer of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association which executed the within instrument, and Sandy Chan known to me to be a Trust Officer of said association, who being by me duly sworn, acknowledged before me that the seal affixed to said instrument is the corporate seal of said association, that they, being authorized so to do, executed the within instrument on behalf of said association by authority of its board of directors, and that said instrument is the free act and deed of said association for the purposes therein contained.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                          Susan G. Spivey
                                          ----------------------------
                                          Notary Public

[SEAL]

                            My Commission Expires: March 30, 1998

STATE OF CALIFORNIA        )
                           :        ss:
COUNTY OF LOS ANGELES      )


         This instrument was acknowledged  before me on August 18, 1995 by Fonda
J. Hall and Sandy Chan as Trust Officer and Trust Officer, respectively, of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION.



                                          Suzan G. Spivey
                                          ----------------------------
                                          Notary Public

[SEAL]

                            My Commission Expires: March 30, 1998

STATE OF NEW YORK          )
                           :        ss:
COUNTY OF NEW YORK         )


         On this 18th day of August, 1995, before me, Timothy J. Shea, Notary Public in and for the County and State aforesaid, residing therein, duly commissioned and sworn, personally appeared David G. Sampson, known to me to be Vice President of THE BANK OF NEW YORK, a banking corporation which executed the within instrument, and Paul Schmalzel known to me to be an Assistant Treasurer of said corporation, who being by me duly sworn, acknowledged before me that the seal affixed to said instrument is the corporate seal of said corporation, that they, being authorized so to do, executed the within instrument on behalf of said corporation by authority of its board of directors, and that said instrument is the free act and deed of said corporation for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          Timothy J. Shea
                                          ----------------------------
                                          Notary Public

[SEAL]

                            My Commission Expires: May 5, 1996


STATE OF NEW YORK          )
                           :        ss:
COUNTY OF NEW YORK         )

         This instrument was acknowledged  before me on August 18, 1995 by David
G. Sampson and Paul Schmalzel as Vice President and Assistant Treasurer, respectively, of THE BANK OF NEW YORK.


                                          Timothy J. Shea
                                          ----------------------------
                                          Notary Public

[SEAL]

                            My Commission Expires: May 5, 1996

                                   EXHIBIT A

                        OUTSTANDING FIRST MORTGAGE BONDS

                                    Date of   Date of       Total
         Interest Rate              Issue     Maturity    Outstanding
         -------------              -------   --------    -----------

         7.125%                     1/29/92   1/15/97   $150,000,000.00

         7.625%                     3/04/92   3/15/98   $100,000,000.00

         8.125%                     3/04/92   3/15/02   $125,000,000.00

         10.250%                    5/31/90   5/15/20   $123,550,000.00

         9.00%                      12/17/91 12/15/21   $150,000,000.00

         9.50%                      4/23/91   4/15/21   $ 96,450,000.00

         8.75%                      1/29/92   1/15/24   $175,000,000.00

         7.625%                     6/16/92   6/15/99   $100,000,000.00

         8.00%                      2/09/93   2/01/25   $150,000,000.00

         7.25%                      8/10/93   8/01/23   $100,000,000.00

         5.50%                      9/02/93   8/15/28   $ 25,000,000.00

         5.875%                     9/02/93   8/15/28   $141,150,000.00

         5.875%                     9/02/93   8/15/28   $ 12,850,000.00

         5.750%                     9/28/93   9/15/00   $100,000,000.00

         6.625%                     3/02/94   3/01/04   $100,000,000.00



                                   EXHIBIT B


Arizona Public Service Company
400 N. 5th Street
Phoenix, Arizona 85004


Ladies and Gentlemen:

         This is to advise you that BankAmerica National Trust Company does hereby resign as agent of Arizona Pubic Service Company (the "Company") in the City of New York, New York, (i) in respect of the payment of the principal, interest and premium, if any, on all of the Company's outstanding First Mortgage Bonds as listed on Schedule I hereto (collectively, the "Bonds"), (ii) in respect of the registration, transfer and exchange of such Bonds, and (iii) where notices, presentations, and demands to or upon the Company in respect of such Bonds and in respect of the Mortgage and Deed of Trust, as supplemented, and amended, securing said Bonds, may be given or made.

         Please indicate your acceptance of this resignation by causing this letter to be signed on your behalf in the space provided for that purpose.

                                            Sincerely,


                                            BANKAMERICA NATIONAL TRUST COMPANY



                                                   Sean Cullen
                                            ----------------------------
                                            Title: Vice President
                                            Date:  August 18, 1995


Accepted:

ARIZONA PUBLIC SERVICE COMPANY



Nancy E. Newquist
----------------------------
Title: Treasurer
Date:  August 18, 1995




                                   SCHEDULE I

                        OUTSTANDING FIRST MORTGAGE BONDS

                                    Date of    Date of        Total
         Interest Rate              Issue      Maturity     Outstanding

         7.125%                     1/29/92    1/15/97    $150,000,000.00

         7.625%                     3/04/92    3/15/98    $100,000,000.00

         8.125%                     3/04/92    3/15/02    $125,000,000.00

         10.250%                    5/31/90    5/15/20    $123,550,000.00

         9.00%                      12/17/91   12/15/21   $150,000,000.00

         9.50%                      4/23/91     4/15/21   $ 96,450,000.00

         8.75%                      1/29/92     1/15/24   $175,000,000.00

         7.625%                     6/16/92     6/15/99   $100,000,000.00

         8.00%                      2/09/93     2/01/25   $150,000,000.00

         7.25%                      8/10/93     8/01/23   $100,000,000.00

         5.50%                      9/02/93     8/15/28   $ 25,000,000.00

         5.875%                     9/02/93     8/15/28   $141,150,000.00

         5.875%                     9/02/93     8/15/28   $ 12,850,000.00

         5.750%                     9/28/93     9/15/00   $100,000,000.00

         6.625%                     3/02/94     3/01/04   $100,000,000.00





                                   EXHIBIT C


                                  CERTIFICATE

         I, BETSY A. PREGULMAN, Associate Secretary of ARIZONA PUBLIC SERVICE COMPANY, an Arizona corporation, hereby certify that the following is a true and correct copy of an excerpt from a meeting of the Board of Directors of said corporation, duly convened and held on the 20th day of June, 1995, at which a quorum was present and acting throughout, and at which time the following was adopted and is now in full force and effect:

                  RESOLVED, that the Company appoint The Bank of New York ("Successor Trustee") as successor Trustee and Paying Agent under the Mortgage and Deed of Trust dated as July 1, 1946 (the "Mortgage") by and between the Company and Bank of America National Trust and Savings Association (the "Resigning Trustee"), as Trustee, pursuant to which the Company has issued and outstanding approximately $1.7 billion aggregate principal amount of the Company's First Mortgage Bonds; and that the Company accept the resignation of Resigning Trustee as Trustee and Paying Agent under the Mortgage (which resignation also includes the resignation of BankAmerica National Trust Company as Paying Agent and Security Registrar in the Borough of Manhattan, City of New York, New York), such appointment and resignation to be effective upon the execution and delivery by Successor Trustee to the Company of an instrument or instruments accepting such appointment as successor Trustee under the Mortgage; and further

                  RESOLVED, that the President, any Vice President, the Controller or the Treasurer of the Company be, and each of them hereby is, authorized, empowered and directed to execute and deliver in the name and on behalf of the Company, an instrument or instruments appointing Successor Trustee as the successor Trustee and accepting the resignation of Resigning Trustee; and further

                  RESOLVED, that the proper officers of the Company are hereby authorized, empowered and directed to do or cause to be done all such acts or things, and to execute and deliver, or cause to be executed or delivered, any and all such other agreements, amendments, instruments, certificates, documents or papers (including, without limitation, any and all notices and certificates required or permitted to be given or made on behalf of the Company to the bondholders or to Successor Trustee or Resigning Trustee), under the terms of any of the executed instruments in connection with the resignation of Resigning Trustee, and the appointment of Successor Trustee, in the name and on behalf of the Company as any of such officers, in his or her discretion, may deem necessary or advisable to effectuate or carry out the purposes and intent of the foregoing resolutions; and to exercise any of the Company's obligations under the instruments and agreements executed on behalf of the Company in connection with the resignation of Resigning Trustee and appointment of Successor Trustee.

         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Company this 18th day of August, 1995.




                                              Betsy A. Pregulman
                                              ----------------------------
                                              Betsy A. Pregulman
                                              Associate Secretary





         (SEAL)

                                   EXHIBIT D


                                     NOTICE

To the Holders of

         NOTICE IS HEREBY GIVEN, pursuant to Section 101 of the Mortgage and Deed of Trust, as supplemented and amended (the "Mortgage"), dated as of July 1, 1946 by and between Arizona Public Service Company (the "Company") and Bank of America National Trust and Savings Association ("Bank of America") as Trustee, that Bank of America has resigned as Trustee, security registrar and paying agent under the Mortgage (including the resignation of BankAmerica National Trust Company as agent of the Company in the City of New York, New York).

         NOTICE IS HEREBY FURTHER GIVEN, pursuant to Section 102 of the Mortgage, that the Company has appointed The Bank of New York, a corporation duly organized and existing under the laws of the State of New York, as successor Trustee under the Mortgage, and as security registrar and paying agent thereunder, and that The Bank of New York has accepted said appointment as successor Trustee, security registrar and paying agent under the Mortgage. The address of the Corporate Trust Office of The Bank of New York is 101 Barclay Street, New York, New York 10286.

         Said resignation of Bank of America as Trustee, security registrar and paying agent and said appointment and acceptance of The Bank of New York as successor Trustee, security registrar and paying agent will be effective as of the opening of business on September 29, 1995.

Dated:   New York, New York
         _______________, 1995


                                         ARIZONA PUBLIC SERVICE COMPANY

                                         BANK OF AMERICA NATIONAL TRUST
                                         AND SAVING ASSOCIATION